EXHIBIT 99





FOR IMMEDIATE RELEASE                                            Contact:
                                                                 Fred W. Carter
August 25, 1999                                                  President
                                                                 (765) 654-8533



                          ANNUAL SHAREHOLDERS' MEETING


         Frankfort, IN -- Citizens Bancorp (the "Company"), the holding company of Citizens Savings Bank of Frankfort ("Citizens Savings"), announced that the Annual Meeting of Shareholders of Citizens Bancorp will be held at the Frankfort Community Public Library, 208 West Clinton Street, Frankfort, Indiana, on Wednesday, October 20, 1999, at 2:30 p.m., Eastern Standard Time. Shareholders of record at the close of business on September 9, 1999, are entitled to vote at the meeting or any adjournment thereof.

The Company and Citizens Savings Bank are headquartered in Frankfort, Indiana.